UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

INFORMATION STATEMENT

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box::

☐	Preliminary Information Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Bespoke Tricycles, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55008	47-4180540
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4045 Sheridan Avenue, Suite 414

Miami, Florida 33140

(Address of principal executive offices)

305-370-0482

(Registrant's telephone number, including area code)

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(2)	Aggregate number of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

BESPOKE TRICYCLES INC.

4045 Sheridan Avenue

Miami, Florida 33140

July 31, 2015

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, par value $0.001 per share (the "Common Stock") of Bespoke Tricycles Inc., a Nevada corporation (the "Company"), as of the close of business on the record date of August 17, 2015 (the "Record Date"). The purpose of this Information Statement is to notify our stockholders that on July 10, 2015, the Company received a written consent of the Board of Directors of the Company (the "Board") and the holder of 4,160,000 shares of Common Stock, representing 80% of the issued and outstanding shares of our Common Stock (the "Consent"). The Consent adopted resolutions which authorized the Company to act on a proposal to amend its Articles of Incorporation to change the name of the Company from "Bespoke Tricycles Inc." to "Biotech Products Services and Research, Inc.

The Board believes that the amendment to the Articles of Incorporation (the "Amendment") is beneficial to the Company. The full text of the Amendment is attached as Appendix A to this Information Statement.

The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of a majority of the outstanding shares of the voting stock of the Company. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stockholders. The resolutions will not become effective before the date which is 21 days after this Information Statement was first mailed to the stockholders. You are urged to read the Information Statement in its entirety for a description of the action taken by the majority stockholders.

This Information Statement is being mailed on or about July 31, 2015 to stockholders of record on August 17, 2015 (the "Record Date").

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing action has been approved by the holder of at least a majority of the outstanding shares of all voting stock of the Company.

Because the stockholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing action, and such stockholder has sufficient voting power to approve such action through its ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

Sincerely,

By:	/s/ Albert Mitrani
Albert Mitrani
President and Chief Executive Officer

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BESPOKE TRICYCLES INC.

4045 Sheridan Avenue

Miami, Florida 33140

INFORMATION STATEMENT

PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934

AND RULE 14C-2 THEREUNDER

_____________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY'S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The enclosed Information Statement is being furnished to the holders of record of the shares of the common stock, par value $0.001 per share (the "Common Stock") of Bespoke Tricycles Inc., a Nevada corporation (the "Company"), as of the close of business on the record date of August 10, 2015 (the "Record Date"). The purpose of this Information Statement is to notify our stockholders that on July 10, 2015, the Company received a written consent of the Board of Directors of the Company (the "Board") and of the holder of 4,160,000 shares of Common Stock, representing 80% of the issued and outstanding shares of our Common Stock (the "Consent"). The Consent adopted resolutions which authorized the Company to act on a proposal to amend and restate its Articles of Incorporation to change the name of the Company from "Bespoke Tricycles Inc." to "Biotech Products Services and Research, Inc."

The action will become effective on a date that is not earlier than 21 days after this Information Statement is first mailed to our stockholders.

Because the stockholder holding at least a majority of the voting rights of our outstanding Common Stock has voted in favor of the foregoing actions, and such stockholder has sufficient voting power to approve such actions through its ownership of Common Stock, no other stockholder consents will be solicited in connection with the transaction described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these resolutions, and proxies are not requested from stockholders.

In accordance with our bylaws, our Board has fixed the close of business on August 17, 2015 as the record date for determining the stockholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about July 31, 2015 to stockholders of record on the Record Date.

Our stockholders are not entitled to appraisal rights under the Company's Articles of Incorporation, bylaws or Nevada corporate law with respect to the actions taken.

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DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one Information Statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this Information Statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to implement the Amendment requires the affirmative vote of the holders of a majority of the voting power of the Company. Because the stockholders holding at least a majority of the voting rights of our outstanding Common Stock have voted in favor of the foregoing actions, and such stockholders have sufficient voting power to approve such actions through their collective ownership of Common Stock, no other stockholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these proposals, and proxies are not requested from stockholders.

In addition, the Nevada Revised Statutes ("NRS") require the affirmative vote of the holders of a majority of the voting power of the Company and provide in substance that stockholders may take action without a meeting of the stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. The action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no class of voting stock outstanding other than the Common Stock. There are currently 5,200,000 shares of Common Stock outstanding, and each share of Common Stock is entitled to one vote. Accordingly, the vote or written consent of stockholders holding at least 2,600,001 shares of the Common Stock issued and outstanding is necessary to approve the Amendment. In accordance with our bylaws, our Board of Directors has fixed the close of business on August 20, 2015 as the record date for determining the stockholders entitled to vote or give written consent.

On July 9, 2015, the Board and the holder of 4,160,000 shares of Common Stock, representing 80% of the issued and outstanding shares of our Common Stock, executed and delivered to the Company the Consent. Accordingly, in compliance with the NRS, at least a majority of the outstanding voting shares has approved the Amendment. As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing action.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), the Amendment may not be filed with the Secretary of State of the State of Nevada to change the Company's name until at least twenty (20) calendar days after this Information Statement is first mailed to our stockholders. The name change will become effective upon the filing of the Amendment with the Secretary of the State of Nevada, which is anticipated to be on or about August 15, 2015, twenty (20) days after the mailing of this Information Statement.

REASON FOR THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY'S NAME FROM "BESPOKE TRICYCLES INC." TO "BIOTECH PRODUCTS SERVICES AND RESEARCH, INC."

The Company believes that the Company's new proposed name "Biotech Products Services and Research, Inc." more accurately reflects the current change in focus of the business direction of the Company. Albert Mitrani, the Company's sole officer and a director, intends to engage in the patient referral/medical tourism business.

On July 9, 2015, the Board of Directors approved the implementation of a stock dividend payment in the form of a 1:18 forward stock split whereby shares of Common Stock held by each stockholder of record on the record date of the stock dividend will automatically receive shares at the rate of 1 for 17, without any action on the part of the stockholders. Given that the Company is authorized to issue 90,000,000 shares of common stock, there is no need to increase the authorized share capital of the Company. In connection therewith, Mr. Mitrani agreed to cancel 3,340,000 shares of his common stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of July 10, 2015, the number of shares of common stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 5,200,000 shares of common stock outstanding as of July 30, 2015. The business address of the persons listed below is c/o Bespoke Tricycles Inc., 4045 Sheridan Avenue, Miami, Florida 33140.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Albert Mitrani	4,160,000	80%
John Goodhew	0	-
All directors and executive officers as a group (2 persons)	4,160,000	80%

INTEREST OF CERTAIN PERSONS IN OR IN

OPPOSITION TO MATTERS TO BE ACTED UPON

Other than as described herein, no other person has any interest, direct or indirect, by security holdings or otherwise, in the matters herein which is not shared by all other stockholders.

OTHER MATTERS

The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.

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IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT, PLEASE CONTACT:

Bespoke Tricycles Inc.

4045 Sheridan Avenue

Miami, Florida 33140

By Order of the Board,

By:	/s/ Albert Mitrani
Albert Mitrani
President and Chief Executive Officer

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AMENDMENT TO ARTICLES OF INCORPORATION

OF

BESPOKE TRICYCLES INC.

Bespoke Tricycles Inc., a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

1.	The name of the corporation is Bespoke Tricycles Inc. The date of filing of its original Articles of Incorporation with the Secretary of State was August 8, 2011.

2.

This Amended Articles of Incorporation amends Article I of the Articles of Incorporation of this corporation by replacing the name "Bespoke Tricycles Inc." with the name "Biotech Products Services and Research, Inc.".

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in a case of a vote of classes or series or may be required by the provisions of the articles of incorporation in favor of the amendment, is 80%.

Signed on this __ day of August, 2015

By:
	Name:	Albert Mitrani
	Title:	President and Chief Executive Officer

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